UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        Date of Report:  November 21, 2006 (date of earliest event report)

CommunitySouth Bancshares, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	000-51896	20-0934786
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

6650 Calhoun Memorial Parkway, Easley, South Carolina  29640
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: (864) 306-2540

Not Applicable
(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   DEPARTURE OF DIRECTORS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 21, 2006, the board of directors of CommunitySouth Bancshares, Inc. (the “Company”), and CommunitySouth Bank and Trust (the “Bank”), expanded the size of the board and appointed John W. Hobbs to the Company’s and the Bank’s board of directors. Mr. Hobbs, 44, was appointed as a Class III director and his term shall extend until the Company’s 2007 annual meeting of shareholders. Mr. Hobbs currently serves as the Chief Financial Officer of the Company and the Bank.

Mr. Hobbs is a CPA with over 18 years of banking experience, most recently as chief financial officer of Carolina National Bank from February 2002 until May 2004. Prior to joining Carolina National Bank, he served as the chief financial officer of First National Bank of the Carolinas from July 1996 until February 2002. Mr. Hobbs began his banking career as the controller of Standard Federal Savings Bank. He graduated from the University of South Carolina in 1984 with a B.S. degree in accounting.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)

Exhibit No.       Exhibit
99.1                   Press Release dated November 30, 2006 announcing the appointment of Mr. John W. Hobbs as director.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2006	COMMUNITYSOUTH BANCSHARES, INC. By: /s/ C. Allan Ducker, III
Name: C. Allan Ducker, III
Title: Chief Executive Officer

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